UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On July 27, 1987, AMCOL International Corporation (the “Company”) filed with the Securities and Exchange Commission Amendment No. 1 to the Company’s Registration Statement on Form 10 (the “Amended Form 10”), which included a description of the Company’s common stock.  This Amended Form 10 was filed via paper submission.  In order to make the description of the Company’s common stock included in the Amended Form 10 accessible via EDGAR, the Company is re-filing the description herein.

Item 11   Description of Registrant’s Securities to be Registered.

The holders of the Company’s common stock, par value $1.00 per share, are entitled to one vote for each share held.  Stockholders do not have the right to cumulate their votes for the election of directors, and consequently the holders of a majority of the stock voting in the election of directors are able to elect all directors being elected.  The affirmative vote of the holders of at least 66-2/3% of the outstanding Common Stock is required to approve a merger, sale of more than $5,000,000 in assets or similar reorganization, unless such transaction was first approved by a resolution of the Board of Directors, a majority of the voting members of which were elected prior to the time the other corporate party to such reorganization became the beneficial owner of more than 10% of the common stock of the Company.  In this latter case the affirmative vote of the holders of at least a majority of the outstanding common stock is required.  The holders of common stock are entitled to receive such dividends as the Board of Directors may declare out of funds available therefor and to receive pro rata all of the Company’s assets available for distribution to stockholders in the event of liquidation.  The holders of common stock have no preemptive rights to purchase or subscribe for shares of any class now or hereafter authorized.

The transfer agent for the Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

The Company intends to furnish its stockholders with quarterly reports containing unaudited financial information, and an annual report containing financial statements certified by independent public accountants.

The description of the Company’s common stock set out above has since been amended as provided in the Company’s certificate of incorporation as restated and filed as an exhibit to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 15, 1993, as amended and filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 1996, as further amended and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 20, 1998.

In addition, the Company’s transfer agent for its common stock is no longer Harris Trust and Savings Bank of Chicago, Illinois; it is now American Stock Transfer of New York, New York.

The description of the Company’s common stock set out above is qualified in its entirety by reference to the provisions of the Company’s restated certificate of incorporation and restated by-laws as amended and in effect on the date of this Current Report on Form 8-K, and the General Corporation Law of the State of Delaware.  Copies of the Company’s certificate of incorporation and by-laws as amended and restated have been filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: September 9, 2009	By:	/s/ Lawrence E. Washow
Lawrence E. Washow
President and Chief Executive Officer